THIRD AMENDMENT TO LETTER AGREEMENT DATED JUNE 19, 2006

This Third Amendment to Letter Agreement (this “Amendment”), is made and entered into as of December 24, 2008, by and among IXI MOBILE (R&D) LTD., an Israeli limited liability company, (the “Subsidiary”), IXI MOBILE, INC., a Delaware corporation (the “Parent”), GEMINI ISRAEL III LIMITED PARTNERSHIP, GEMINI ISRAEL III PARALLEL FUND LIMITED PARTNERSHIP, GEMINI ISRAEL III OVERFLOW FUND LIMITED PARTNERSHIP, GEMINI PARTNER INVESTORS LIMITED PARTNERSHIP (collectively, "Gemini").  The parties hereby agree as follows:

RECITALS

WHEREAS, the parties have previously entered into that certain Letter Agreement dated as of June 19, 2006, a First Amendment to the Letter Agreement dated as of December 21, 2006, and a Second Amendment to the Letter Agreement dated as of March 28, 2006 (collectively, the "Letter Agreement") in relation to a Loan Agreement by and among the Parent, the Subsidiary and Southpoint Master Fund LP ("Southpoint") dated of even date therewith (the "Loan Agreement"); and

WHEREAS, the Parent and Subsidiary are concurrently entering into a Fourth Amendment to the Loan Agreement (the "Fourth Amendment to Loan Agreement") attached hereto as Exhibit A, pursuant to which, among other things, the parties to the Loan Agreement will amend the conversion terms of the loan and consent to the contemplated transaction between the Parent and Runcom Technologies Ltd. (the "Subscriber") whereby the Subscriber is investing in the Parent in returns for shares and warrants in the Parent (the "Transaction").

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Loan Agreement as amended by the Third Amendment to Loan Agreement.

1.           Acknowledgement and Amendment of the Loan Agreement.

Gemini hereby acknowledges and agrees that the terms of the Fourth Amendment to Loan Agreement are known and acceptable to Gemini.

2.           Amendment of the Letter Agreement.

2.1           The following section shall be inserted into the Letter Agreement after section 1.4:

"1.5. Conversion.

(a)           Gemini shall have the option to convert its respective outstanding Loan Amount and accrued and unpaid interest (the "Conversion Amount") pursuant to this Agreement, into such number of fully paid and non-assessable shares of the Parent's Preferred Stock, par value $0.0001 per share (“IXI Stock”) as determined by dividing (A) Gemini's Conversion Amount by (B)$34.50, appropriately adjusted for stock dividends, stock splits and other recapitalizations subsequent to the date of the Parent's most recent publicly available securities law filing prior to the execution of this Agreement..

(b)           No fractional shares of Conversion Stock shall be issued upon an Optional Conversion.  If, upon an Optional Conversion, a fraction of a share would otherwise result, then in lieu of such fractional share the Parent will pay the cash value of that fractional share.

(c)           An Optional Conversion shall be effectuated by Gemini by furnishing the Parent at any time, a notice indicating Gemini’s Conversion Amount and otherwise evidencing Gemini's intention to convert its respective Conversion Amount (the “Conversion Notice”)..

(d)           The date on which the Conversion Participant delivers the Conversion Notice, duly executed, to the Parent shall be deemed to be the date of Optional Conversion (the “Optional Conversion Date”) for the purposes of determining the Conversion Amount.  Facsimile delivery of the Conversion Notice shall be accepted by the Parent.  Certificates representing the shares of Conversion Stock issuable upon an Optional Conversion, containing the restrictive legend then in effect, will be delivered to the Conversion Participant as soon as practicable after the Optional Conversion Date.

(e)           Any Conversion Amount converted into Conversion Stock will be deemed fully paid and all Obligations relating thereto will be deemed fully satisfied.  Upon issuance of the conversion stock, such shares shall be duly and validly issued."

3.           Consent to Transaction with Subscriber.  Pursuant to section 1.2 of the Letter Agreement,  Gemini hereby consents to the Transaction.

4.           No Other Modifications.  Except as expressly set forth herein, all other terms and conditions of the Letter Agreement shall remain in full force and effect.

5.           Miscellaneous.

5.1           Counterparts; Fax Signatures.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Amendment.  Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which any of the Subsidiary, the Parent, or the Lender is a party.

5.2           Severability.  If any provision of this Amendment or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Amendment shall be interpreted so as best to reasonably effect the intent of the parties hereto.

5.3           Entire Agreement.  This Amendment, together with the Loan Documents and all exhibits hereto and thereto, constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

5.4           Governing Law.  This Amendment shall be governed in all respects by Section 8 of the Letter Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Letter Agreement as of the date first written above.

IXI MOBILE (R&D), LTD.

By:	/S/

Name:	Israel Frieder

Title:	Chairman of the Board of Directors and Chief Executive Officer

IXI MOBILE, INC.

By:	/S/

Name:	Israel Frieder

Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Third Amendment to Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Letter Agreement as of the date first written above.

GEMINI ISRAEL III LIMITED PARTNERSHIP
by its general partner Gemini Capital Associates III L.P.,
by its general partner Gemini Israel Funds Ltd.

By:	/S/

Name:	Yossi Sela	David Cohen

Title: Managing Partner General Partner & CFO

GEMINI ISRAEL III PARALLEL FUND LIMITED PARTNERSHIP
by its general partner Gemini Capital Associates III, L.P.
by its general partner Gemini Israel Funds Ltd.

By:	/S/

Name:	Yossi Sela	David Cohen

Title: Managing Partner General Partner & CFO

GEMINI ISRAEL III OVERFLOW FUND LIMITED PARTNERSHIP
by its general partner Gemini Capital Associates III L.P.,
by its general partner Gemini Israel Funds Ltd.

By:	/S/

Name:	Yossi Sela	David Cohen

Title:	Managing Partner	General Partner & CFO

GEMINI PARTNER INVESTORS LIMITED PARTNERSHIP
by its general partner Gemini Israel Funds Ltd.

By:	/S/

Name:	Yossi Sela	David Cohen

Title:	Managing Partner	General Partner & CFO

[Signature Page to Third Amendment to Letter Agreement]

Exhibit A

Fourth Amendment to Loan Agreement